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Exhibit 4.21

CROSS COLLATERALIZATION AND CROSS DEFAULT ADDENDUM

R E C I T A L S

        A.    Banc of America Leasing & Capital, LLC, a Delaware corporation ("LENDER") has entered into the loan transaction(s) more specifically described on Schedule A hereto which is by this reference incorporated herein (individually or collectively herein referred to as "Transaction #1") with                        , a Delaware corporation ("Customer"). LENDER is, concurrently herewith, entering into the loan transaction more specifically described on Schedule A hereto with                        ("Transaction #2;" Transaction #1 and Transaction #2 are collectively herein referred to as the "Transactions"). Transaction #1 is still in force. Customer represents and warrants that no default or Event of Default exists under any agreement affecting or related to the Transactions. Under the terms of Transaction #1, LENDER was granted and now holds a security interest in the equipment covered by Transaction #1.

        B.    The parties intend that the collateral and the liens on the collateral securing Transaction #1 shall also secure the payment and performance of all obligations of Transaction #2, and that the collateral and the liens on the collateral securing Transaction #2 shall also secure the payment and performance of all obligations under Transaction #1 and any future obligations between LENDER and Customer, and that any breach or default under any agreements or instruments evidencing such transactions shall constitute a default under every other obligation between LENDER and Customer.

AGREEMENT

        1.    This Addendum is hereby incorporated by reference into each note & security agreements and other documents evidencing or securing the Transactions.

        2.    In consideration of LENDER's entering into the Transactions, Customer hereby grants LENDER a continuing security interest in all equipment (a) which is described in each of the Transactions, and/or (b) which is described in any transaction entered into between Customer and LENDER after the date of this agreement and/or (c) which is now owned or hereafter acquired by Customer if it is "collateral" in any transaction documents between Customer and LENDER. The security interests created hereby shall secure not only the obligations of the specific Transaction out of which such security interest arose but also all transactions and obligations, whenever created, of Customer to LENDER, including without limitation, past and future lease, conditional sale and loan obligations, future advances, renewals and extensions, refinancings, and similar obligations or agreements, any swap, forward or option obligations and all costs and attorneys' fees related to such agreements.

        3.    The security interests created hereby shall continue until all obligations of Customer to LENDER under any Transactions or present or future transactions between LENDER and Customer have been satisfied.

        4.    Each agreement in each Transaction is hereby amended to provide that a default in such agreement shall, at LENDER's option, constitute a default with respect to all obligations of Customer to LENDER. A default under this Addendum shall, at LENDER's option, constitute a default with respect to all obligations of Customer to LENDER.

        5.    At any time and from time to time upon the request of LENDER, Customer agrees to execute and deliver to LENDER, in form and substance satisfactory to LENDER, such documents as LENDER shall deem necessary or desirable to perfect or maintain perfected the security interests of LENDER in any collateral securing the Transactions or any future obligations between LENDER and Customer, or which may be necessary to comply with the provisions of the law of the jurisdiction in which Customer may then be conducting business or in which any of the collateral may be located.

        6.    This Addendum shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the State of California.

        IN WITNESS WHEREOF, LENDER and Customer have executed this Addendum as of the dates set forth below.

Banc of America Leasing & Capital, LLC	Water Pik, Inc.
By:	By:	/s/ VICTOR C. STREUFERT

Printed Name:	Printed Name: Victor C. Streufert

Title:	Title: Vice President—Finance
Chief Financial Officer and Treasurer
Laars, Inc.
	By:	/s/ VICTOR C. STREUFERT
Printed Name: Victor C. Streufert
Title: Vice President—Finance
Chief Financial Officer and Treasurer
Jandy Industries, Inc.
	By:	/s/ VICTOR C. STREUFERT
Printed Name: Victor C. Streufert
Title: Vice President—Finance
Chief Financial Officer and Treasurer

        SCHEDULE A

        Transaction #1: Note & Security Agreement No.                        in the amount of $                        , between Banc of America Leasing & Capital, LLC ("Secured Party") and                         ("Debtor") dated December     , 2001

        Transaction #2: Note & Security Agreement No.                        in the amount of $                        , between Banc of America Leasing & Capital, LLC ("Secured Party") and                         ("Debtor") dated December     , 2001

Schedule to Form of Cross Collateralization and Cross Default Addendum
(Schedule to Exhibit 4.21 to Form 10K filed 3/21/02)

1.    Schedule A to Cross Collateralization and Cross Default Addendum dated October 22, 2002 between Laars, Inc. and Banc of America Leasing & Capital, LLC reads as follows:

        SCHEDULE A

        Transaction #1: Note & Security Agreement No.03132-00701 In the amount of $3,454,500.00, between Banc of America Leasing & Capital, LLC ("Secured Party") and Laars, Inc. ("Debtor") dated December     , 2001

        Transaction #2: Note & Security Agreement No.03129-00701 in the amount of $6,835,500.00, between Banc of America Leasing & Capital, LLC ("Secured Party") and Water Pik, Inc. ("Debtor") dated December     , 2001

2.    Schedule A to Cross Collateralization and Cross Default Addendum dated October 22, 2002 between Water Pik, Inc. and Banc of America Leasing & Capital, LLC reads as follows:

        SCHEDULE A

        Transaction #1: Note & Security Agreement No.03129-00701 In the amount of $6,835,500.00, between Banc of America Leasing & Capital, LLC ("Secured Party") and Water Pik, Inc. ("Debtor") dated December     , 2001

        Transaction #2: Note & Security Agreement No.03132-00701 in the amount of $3,454,500.00, between Banc of America Leasing & Capital, LLC ("Secured Party") and Laars, Inc. ("Debtor") dated December     , 2001

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CROSS COLLATERALIZATION AND CROSS DEFAULT ADDENDUM
AGREEMENT